STANDISH, AYER & WOOD INVESTMENT TRUST
                              One Financial Center
                                Boston, MA 02111

                                 January 2, 1998



Standish, Ayer & Wood, Inc.
One Financial Center
Boston, MA 02111

         Re:  Administrative Services Agreement (the "Agreement")

Ladies and Gentlemen:

Attached is an amendment to Exhibit A (the "Amendment") to the Agreement between Standish, Ayer & Wood Investment Trust (the "Trust") and you. Pursuant to ss.8 of the Agreement, the Trust proposes that the Agreement be amended to include an additional series of the Trust named in the Amendment in bold.

Please indicate your acceptance of the foregoing by executing the four originals of this letter agreement, returning two to the Trust and retaining two for your records.


Very truly yours,

Standish, Ayer & Wood                       Standish, Ayer & Wood, Inc.
  Investment Trust


By:______________________________           By:____________________________

Name:___________________________            Name:_________________________

Title:____________________________          Title:__________________________


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                        ADMINISTRATIVE SERVICES AGREEMENT
                                    EXHIBIT A

                                      FUNDS

                            (Revised January 2, 1998)

         1         Standish Equity Fund
         2         Standish Global Fixed Income Fund
         3         Standish Fixed Income Fund
         4         Standish Small Capitalization Equity Fund
         5         Standish Equity Asset Fund
         6         Standish Global Fixed Income Asset Fund
         7         Standish Fixed Income Asset Fund
         8         Standish Small Capitalization Equity Asset Fund
         9         Standish Small Capitalization Equity Fund II
         10        Standish Small Capitalization Equity Asset Fund II
         11        Standish Diversified Income Fund
         12        Standish Diversified Income Asset Fund
         13.       Standish Short-Term Asset Reserve Fund